Investor and Media Contact:
Evan Smith, CFA
Telephone: 1-866-QUADRA4

E-mail: ir@quadrarealty.com

QUADRA REALTY TRUST Declares Dividend

NEW YORK, New York, December 20, 2007- Quadra Realty Trust, Inc. (NYSE: QRR) today announced that its Board of Directors has declared a dividend in the amount of $0.19 per share of common stock. The dividend is payable on January 15, 2008 to common shareholders of record on December 31, 2007.

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About Quadra Realty Trust, Inc.

Quadra Realty Trust, Inc. is a commercial real estate finance company that invests in a diversified portfolio of commercial mortgage investments and related products, including construction loans, mezzanine loans, B Notes, bridge loans, fixed and floating rate whole loans, loan participations, preferred equity investments and equity in commercial real estate. Quadra is organized and intends on conducting its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. Quadra is externally managed by Hypo Real Estate Capital Corporation, a full service, vertically integrated real estate finance company. Quadra's manager is a member of the Hypo Real Estate Group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly traded company on the Frankfurt Stock Exchange with headquarters in Munich, Germany. For additional information, visit our website at www.quadrarealty.com.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's business prospects and anticipated investment performance. These statements are not historical facts, but instead represent only the Company's beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition of the Company indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results, see the section entitled "Risk Factors" in the Company's prospectus filed pursuant to Rule 424(b)(4), dated February 14, 2007, which is available on the Company's website (http://www.quadrarealty.com). You should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.